As filed with the Securities and Exchange Commission on May 15, 1998
                                                      Registration No. 333-35063


                     U.S. Securities and Exchange Commission
                             Washington, D.C. 20549




                                 AMENDMENT NO. 4
                                       to
                                    FORM SB-2




             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               Baron Capital Trust
                 (Name of small business issuer in its charter)

        Delaware
State or jurisdiction of                6798                     31-1574856
    incorporation or        (Primary Standard Industrial      (I.R.S. Employer
      organization)          Classification Code Number)     Identification No.)


                         Baron Capital Properties, L.P.
                 (Name of small business issuer in its charter)

        Delaware
State or jurisdiction of                6798                     31-1584691
    incorporation or        (Primary Standard Industrial      (I.R.S. Employer
      organization)          Classification Code Number)     Identification No.)


         7826 Cooper Road                                Gregory K. McGrath
      Cincinnati, Ohio 45242                              7826 Cooper Road
          (513) 984-5001                               Cincinnati, Ohio 45242
   (Address and telephone number                           (513) 984-5001
  of principal executive offices                    (Name, address and telephone
 and principal place of business)                   number of agent for service)

                                   Copies to:
                             Dennis P. Spates, Esq.
                          Schoeman, Marsh & Updike, LLP
                         60 East 42nd Street, 39th Floor
                            New York, New York 10165
                                 (212) 661-5030

Approximate date of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.


                                               CALCULATION OF REGISTRATION FEE
----------------------------- ------------------- -------------------------- -------------------------- --------------------
Title of each class of        Dollar amount to    Proposed maximum           Proposed maximum           Amount of
securities to be registered   be registered       offering price per unit    aggregate offering price   registration fee
                                                                                                        (1)
Common Shares of Beneficial   $25,000,000         $10.00                     $25,000,000                $7,576.00
Interest in Baron Capital
Trust


2,500,000 Units of Limited
Partnership Interest in Baron
Capital Properties, L.P.           N/A              N/A                           N/A                    N/A


2,500,000 additional Common        N/A              N/A                           N/A                    N/A
Shares of Beneficial Interest
in Baron Capital Trust into
which Units of Limited
Partnership Interest in Baron
Capital Properties, L.P.
will be exchangeable (2)
----------------------------- ------------------- -------------------------- -------------------------- --------------------

(1)  Previously paid.

(2)  Such  Units  will  be  registered  pursuant  to  a  separate   registration
     statement.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                   SIGNATURES



     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, in the City of Cincinnati, State of Ohio on May 15, 1998.



                                        BARON CAPITAL TRUST

                                        By: Baron Advisors, Inc.,
                                            Managing Shareholder

                                        By: /s/Gregory K. McGrath
                                            -----------------------------
                                            Gregory K. McGrath, President


                                        BARON CAPITAL PROPERTIES, L.P.

                                        By: Baron Capital Trust, General Partner

                                        By: Baron Advisors, Inc.,
                                            Managing Shareholder

                                        By: /s/Gregory K. McGrath
                                            -----------------------------
                                            Gregory K. McGrath, President



     In accordance with the requirements of the Securities Act of 1933, this Amendment No. 4 to the Registration Statement was signed by the following person in the capacity and on the date stated.




     Name                             Title                           Date
     ----                             -----                           ----



/s/Gregory K. McGrath     President of Baron Advisors, Inc.,
---------------------     Managing Shareholder of Registrant
Gregory K. McGrath        Baron Capital Trust                      May 15, 1998


/s/Gregory K. McGrath     President of Baron Advisors, Inc.,
---------------------     Managing Shareholder of Registrant
Gregory K. McGrath        Baron Capital Trust, General Partner
                          of Registrant Baron Capital Properties,
                          L.P.                                     May 15, 1998